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                                                                  EXHIBIT 23.04

                       INDEPENDENT ACCOUNTANTS' CONSENT

  We consent to the use of our reports dated July 21, 1994, except as to notes 7, 8, 11(b) and 11(c) which are as of September 27, 1994, on the financial statements of Ross White Enterprises, Inc. (d/b/a National Computer Distributors) as of and for the years ended March 31, 1994 and 1993 incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Registration Statement on Form S-3 of AmeriQuest Technologies, Inc. .

KPMG Peat Marwick LLP
Fort Lauderdale, Florida

March 13, 1996